Exhibit 99.1

Outlook Therapeutics Announces $11.2 Million Financings Priced At-The-Market Under Nasdaq Rules

MONMOUTH JUNCTION, N.J., June 23, 2020 — Outlook Therapeutics, Inc. (Nasdaq: OTLK) (“the Company”), a late clinical-stage biopharmaceutical company working to develop the first FDA-approved ophthalmic formulation of bevacizumab for use in retinal indications, today announced that it has entered into definitive agreements with several healthcare-focused institutional investors for the purchase and sale, in a registered direct offering priced at-the-market under Nasdaq rules, of 8,407,411 shares of its common stock, at a purchase price of $1.215 per share, for aggregate gross proceeds of approximately $10.2 million.

H.C. Wainwright & Co. is acting as the exclusive placement agent.

In addition, the Company has entered into a definitive agreement with Syntone Ventures, LLC (“Syntone”) for the purchase and sale, in a private placement priced at-the-market under Nasdaq rules, of 823,045 shares of its common stock at a purchase price of $1.215 per share, for aggregate gross proceeds of approximately $1.0 million.

The closing of the sale of the shares of common stock in the registered direct offering is expected to occur on or about June 24, 2020, subject to the satisfaction of customary closing conditions. The closing of the sale of the shares of common stock in the private placement to Syntone is expected to occur on or about July 21, 2020, subject to the satisfaction of customary closing conditions. Outlook Therapeutics intends to use the net proceeds from the financings for working capital and general corporate purposes, including in support of its ONS-5010 development program.

The shares of common stock offered in the registered direct offering are being offered and sold by the Company pursuant to a "shelf" registration statement on Form S-3 (Registration No. 333-231922), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on June 26, 2019. The offering of the shares of common stock in the registered direct transaction are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The shares of common stock in the private placement are being offered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated thereunder, and such shares of common stock have not been registered under the Act or applicable state securities laws. Accordingly, such shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Outlook Therapeutics, Inc.

Outlook Therapeutics is a late clinical-stage biopharmaceutical company working to develop the first FDA-approved ophthalmic formulation of bevacizumab for use in retinal indications, including wet AMD, DME and BRVO. If ONS-5010 / LYTENAVA™ (bevacizumab-vikg), its investigational ophthalmic formulation of bevacizumab, is approved, Outlook Therapeutics expects to commercialize it as the first and only approved ophthalmic formulation of bevacizumab for use in treating approved retinal diseases in the United States, Europe, Japan and other markets. Outlook Therapeutics expects to file ONS-5010 with the U.S. FDA as a new BLA under the PHSA 351(a) regulatory pathway.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include statements about the Company’s planned commercialization and regulatory actions, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offerings and use of proceeds, as well as risks and uncertainties associated with the Company's business and financial condition in general, including the risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended September 30, 2019, and in the Company's other filings with the SEC, including its Quarterly Reports on Form 10-Q. Although the Company believes that it has a reasonable basis for forward-looking statements contained herein, they are based on current expectations about future events affecting the Company and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include those risks associated with developing pharmaceutical product candidates, risks of conducting clinical trials and risks in obtaining necessary regulatory approvals, as well as those risks detailed in the Company’s filings with the Securities and Exchange Commission, which include the uncertainty of future impacts related to the ongoing COVID-19 pandemic and the geopolitical environment affecting Sino-U.S. relations. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Outlook Therapeutics:
Lawrence A. Kenyon
LawrenceKenyon@outlooktherapeutics.com

Investor Inquiries:
Jenene Thomas
Chief Executive Officer
JTC Team, LLC
T: 833.475.8247
OTLK@jtcir.com

Media Inquiries:
Emmie Twombly
Media Relations Specialist
LaVoie Health Science
M: 857.389.6042
etwombly@lavoiehealthscience.com

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